UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 21, 2005


                        BrainStorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

         Washington                  333-61610                    912061053
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

                           1350 Avenue of the Americas
                               New York, NY 10019
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code       212-557-9000

                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement


On March 21, 2005, we entered into lock-up agreements with (a) 29 shareholders with respect to 15,290,000 shares of our common stock held by them, and (b) holders of warrants to purchase 12,800,844 shares of our common stock. Under these lock-up agreements, these security holders may not transfer these securities to anyone other than permitted transferees without the prior consent of our Board of Directors, for the period of time as follows: (i) eighty-five percent (85%) of the securities shall be restricted from transfer for the twenty-four (24) month period following July 8, 2004 (the date of our research and license agreement with Ramot at Tel Aviv University Ltd.) and (ii) fifteen percent (15%) of the securities shall be restricted from transfer for the twelve
(12) month period following July 8, 2004.


A copy of the form of lock-up agreement is attached hereto as Exhibit 10.10. A press release relating to the lock-up agreements, dated March 22, 2005, is attached hereto as Exhibit 99.1.


Item 9.01. Financial Statements and Exhibits

      (c)   Exhibits.

            10.10 Form of Lock-up Agreement, dated March 21, 2005, between certain security holders and Registrant

            99.1     Press release dated March 22, 2005

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 21, 2005





BRAINSTORM CELL THERAPEUTICS INC.


/s/ Yaffa Beck
-----------------------------------
Name: Yaffa Beck
Title: President & CEO

                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

10.10 Form of Lock-up Agreement, dated March 21, 2005, between certain security holders and Registrant

99.1                Press release dated March 22, 2005